PNC BANK

January 27, 2012

Liberator Medical Holdings, Inc
Liberator Medical Supply, Inc.
2979 SE Gran Park Way
Stuart, Florida 34997

Attention: Mark Libratore, President

Re: Extension of Expiration Date for Committed Line of Credit

Dear Mr. Libratore:

We are writing to inform you that your committed line of credit has been temporarily extended. The Expiration Date, as set forth in that certain Letter Agreement dated February 11, 2011, as amended, and in the Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from February 11, 2013 to February 14, 2014. All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: ______________________
Scott S. Wilson
Assistant Vice President

cc: Liberator Health and Wellness, Inc., Guarantor
Liberator Health and Education Services, Inc., Guarantor
Practica Medical Manufacturing, Inc., Guarantor